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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-87427 on Form S-3, Amendment No. 2 to Registration Statement No. 333-72583, 333-59786, and 333-116510 on Form S-3, Post-Effective Amendment
No. 2 to Registration Statement No. 333-40652 and 333-76880 on Form S-3, Amendment No. 1 to Registration Statement No. 333-71966 and 333-85654 on Form S-3, Registration Statement No. 333-16529, 333-37366, 333-59200, 333-106729,
333-106733, 333-115487, 333-117460, and 333-117461 on Form S-8, and
Post-Effective Amendment No. 1 to Registration Statement No. 333-34002 on Form S-8 of Calpine Corporation of our report dated March 10, 2003 (October 21, 2003 as to paragraph two of Note 10, March 22, 2004 as to paragraphs six and thirteen of Note 10, and March 31, 2005 as to paragraphs seven and eight of Note 10), which report expresses an unqualified opinion and includes emphasis relating to the adoption of a new accounting standard in 2002 and divestitures, appearing in this Form 10-K of Calpine Corporation.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 31, 2005